EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


Board of Directors and Shareholders
Biofield Corp.
Alpharetta, Georgia

We consent to the incorporation by reference in Registration Statement No. 333-18265 of Biofield Corp. on Form S-8 of our report dated March 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Biofield Corp.'s ability to continue as a going concern and includes an emphasis of matter paragraph concerning Biofield Corp.'s status as a Development Stage Enterprise) relating to the consolidated balance sheet of Biofield Corp. as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2002 and 2001 and for the period October 16, 1987 (date of inception) through December 31, 2002 appearing in the Annual Report on Form 10-KSB of Biofield Corp. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

                                    /s/ DELOITTE & TOUCHE

Atlanta, Georgia
March 30, 2004